                             ADVANCE PARADIGM, INC.

                       1997 NONSTATUTORY STOCK OPTION PLAN

     1. PURPOSE. The purpose of this 1997 Nonstatutory Stock Option Plan (the "Plan") is to provide a means by which directors, officers, consultants, advisors and employees of Advance Paradigm, Inc. (the "Company") or any of its Affiliates (as defined below), may be given an opportunity to purchase shares of Common Stock of the Company, par value $0.01 per share ("Common Stock"). The Plan is intended to advance the interests of the Company by encouraging stock ownership on the part of certain directors, officers, consultants, advisors or employees by enabling the Company (and its Affiliates) to secure and retain the services of highly qualified persons, and by providing such persons with an additional incentive to advance the success of the Company (and its Affiliates). For purposes of this Plan, "Affiliate" shall mean any parent or subsidiary corporation of the Company as defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986 (the "Code"). "Affiliation" shall refer to a group of Affiliates.

     2. STOCK SUBJECT TO OPTION. Subject to adjustment as provided in Sections 4(g) and (h) hereof, options may be granted by the Company from time to time to purchase up to an aggregate of 300,000 shares of the Company's authorized but unissued Common Stock; provided, however, that the number of Shares that may be granted to any person under the Plan shall be reasonable in relation to the purpose of the Plan. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be reoptioned under the Plan. The Company shall not be required upon the exercise of any option, to issue and deliver any shares of stock prior to the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or desirable.

     3. PARTICIPANTS. All officers, directors, consultants, advisors and employees of the Company and its Affiliates may be granted options under the Plan.

     4. TERMS AND CONDITIONS OF OPTIONS. The Committee (as defined in Section 5(a) hereof) may grant options from time to time pursuant to the Plan. Such options shall be evidenced by written agreements substantially in the form of the Nonstatutory Stock Option Agreement, which is attached hereto as "Appendix A," and shall not be inconsistent with this Plan. Shares of Common Stock that may be purchased under an option granted pursuant to this Plan shall sometimes hereinafter be referred to as "Option Shares." Nothing in this Plan or an option granted hereunder shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any optionee for any time.

          (a) OPTION PRICE. Except as otherwise provided in an optionee's Nonstatutory Stock Option Agreement, the exercise price for each Option Share shall be determined by the Committee but shall not be less than the market value of the Common Stock on the date the option is granted (the "Date of Grant"); provided, however, that in connection with a merger, consolidation or reorganization of the Company or any of its Affiliates, the Committee may grant options under the Plan at an option price per share less than the market value of the Common Stock on the Date of Grant if such options are granted under the Plan in exchange for, or upon conversion of, options to purchase capital stock of any other entity which is a party to such merger, consolidation or reorganization and such option price is no less than the exercise price of the options which are to be exchanged or converted (after giving effect to any adjustment to such exercise price effected in accordance with the plan of merger, consolidation or reorganization).

          (b) TERM OF OPTION. Notwithstanding any other provision of this Plan, unless otherwise provided in an optionee's Nonstatutory Stock Option Agreement, each option granted under this Plan shall expire not more than ten years from the date the option is granted, except that under the circumstances described in Sections 4(f), 4(h) and 4(i), options may expire and terminate at an earlier date.

          (c) EXERCISE OF OPTION. Except as otherwise provided in an optionee's Nonstatutory Stock Option Agreement, each option shall be exercisable as to 20% of the total shares covered by such option as of the first anniversary of the Date of Grant, and the right to exercise with respect to an additional 20% of the total shares shall accrue on each of the four subsequent anniversaries of the Date of Grant and shall be cumulative; provided that options granted to directors of the Company shall be exercisable as to 33 1/3% of the total shares covered by such option as of the first anniversary of the Date of Grant, and the right to exercise with respect to an additional 33 1/3% of the total shares shall accrue on each of the two subsequent anniversaries of the Date of Grant and shall be cumulative. The date of grant shall be the date set forth in any option agreement as the "Date of Grant." Except as contemplated in Sections 4(f)(1) and 4(f)(2) hereof, where an optionee's service relationship with the Company and its Affiliates is terminated for any reason, no option shall give an optionee (or his successor) a right to acquire any greater number of shares than he had rights to acquire on the date of such termination. The Committee may accelerate the time at which an option may be exercised.

          (d) MANNER OF EXERCISE. Option Shares purchased upon exercise of options shall at the time of purchase be paid for in full. The Company shall satisfy its employment tax and other tax withholding obligations by requiring the optionee (or such optionee's estate or representative) to pay the amount of employment tax and withholding tax, if any, that must be paid under federal, state and local law due to the exercise of the option. To the extent that the right to purchase shares has accrued hereunder, options may be exercised from time to time by written notice to the Company stating the full number of shares with respect to which the option is being exercised and the time of delivery thereof, which shall be at least fifteen days after the giving of such notice unless an earlier date shall have been mutually agreed upon by the optionee (or other person entitled to exercise the option) and the Company, accompanied by payment to the Company of the purchase price in full and the amount of employment tax and withholding tax due, if any, upon the exercise of the option. Such payment shall be effected (i) by certified or official bank check, (ii) by the delivery of a number of shares of Common Stock (plus cash if necessary) having a fair market value equal to the amount of such purchase price and employment or withholding tax (subject to such restrictions or procedures as the Company deems necessary to satisfy Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or (iii) by delivery of the equivalent thereof acceptable to the Company. The Company will, as soon as reasonably possible notify the optionee (or such optionee's representative) of the amount of employment tax and other withholding tax that must be paid under federal, state and local law due to the exercise of the option. At the time of delivery, the Company shall, without transfer or issue tax to the optionee (or other person entitled to exercise the option), deliver to the optionee (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for the Option Shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law.

          (e) ASSIGNABILITY OF OPTIONS. Options granted hereunder may be transferred by the optionee thereof to one or more transferees; provided that (i) there may be no consideration for such transfer, (ii) the optionee (or such optionee's estate or representative) shall remain obligated to satisfy all employment tax and other withholding tax obligations associated with the exercise of the options, (iii) the optionee shall notify the Company in writing that such transfer has occurred, the identity and address of the permitted transferee and the relationship of the permitted transferee to the optionee, and (iv) such transfer shall be effected pursuant to transfer documents as approved by the Company, which approval will not be unreasonably withheld. To the extent an option transferred pursuant to this Section 4(e) is not fully exercisable as of the date of transfer thereof, the optionee shall specify in the transfer document whether and to what extent the transferred options (if less than all of the options subject to the applicable Nonstatutory Stock Option Agreement) are exercisable, subject to the limitations on exercisability contained in the applicable Nonstatutory Stock Option Agreement. Any transferee may not further assign or transfer the transferred option otherwise than (i) by will or the laws of the descent and distribution or (ii) with the prior approval of the Company, which approval will not be unreasonably withheld. Following any permitted transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided that for purposes of Sections 4(h), 4(i) and 4(j) hereof the term "optionee" shall be deemed to refer also to each permitted transferee. The events of termination of relationship in Section 4(f) hereof shall continue to be applied with respect to the optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 4(f).

          (f)  TERMINATION OF RELATIONSHIP.

                    (1) If optionee's service relationship with the Company (or an Affiliate) is terminated because optionee dies or becomes disabled within the meaning of Section 105(d)(4) of the Code, such option shall continue to vest in accordance with this Plan and the Nonstatutory Stock Option Agreement in effect for a period of twelve months from the date of death or disability of such optionee, and optionee, his estate or beneficiary shall have the right to exercise his options at any time within such twelve month period (if otherwise within the term of the option). Notwithstanding the foregoing, the provisions of this Section 4(f)(1) shall be subject to Sections 4(b), 4(h) and 4(i), which may earlier terminate the option.

                    (2) In the event that an officer, director or employee optionee retires from service from the Company and its Affiliates in accordance with the Company's or its Affiliates' retirement policies from time to time in effect, such option shall continue to vest during the lifetime of the optionee in accordance with the Plan and the Nonstatutory Stock Option Agreement in effect and may be exercised at any time during the remaining term of the option. If an optionee that has retired dies subsequent to retirement during the term of an option, such option shall continue to vest in accordance with this Plan and the Nonstatutory Stock Option Agreement in effect and may be exercised within twelve months of such optionee's death (if otherwise within the option period), but not thereafter. Notwithstanding the foregoing, the provisions of this Section 4(f)(2) shall be subject to Sections 4(b), 4(h) and 4(i), which may earlier terminate the option.

                    (3) In the event that the service relationship between optionee and the Company and its Affiliates terminates for any reason, and the provisions of Sections 4(f)(1), 4(f)(2) and 4(i) do not apply, the option may be exercised, to the extent the option could be exercised immediately prior to such termination, at any time within ninety days (or such greater periods as the Committee may determine) after the date of such termination (if otherwise within the option period).

          (g) ADJUSTMENT OF OPTIONS ON RECAPITALIZATION. The aggregate number of shares of Common Stock for which options may be granted to persons participating under the Plan, the number of shares covered by each outstanding option, and the exercise price per share for each such option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from the subdivision or consolidation of shares after the Date of Grant, or the payment of a stock dividend after the Date of Grant of the option, or other increase in such shares effected after the Date of Grant without receipt of consideration by the Company, provided, however, that any options to purchase fractional shares resulting from any such adjustment shall be eliminated, and provided further, that any such adjustment shall be made in a manner so as not to constitute a modification as defined in Section 424(h)(3) of the Code.

          (h) ADJUSTMENT OF OPTIONS UPON REORGANIZATION. If the Company shall at any time participate in a reorganization and (A) the Company is not the surviving entity or (B) the Company is the surviving entity and the stockholders of Common Stock are required to exchange their shares for property and/or securities, the Company shall give each optionee written notice of such fact on or before fifteen (15) days before such reorganization, and each option shall be exercisable in full after receipt of such notice and prior to such reorganization; however, options not exercised prior to such reorganization shall expire on the occurrence of such reorganization. In lieu of the foregoing, subject to the terms and conditions of the definitive reorganization documents, optionees may elect to have their options assumed by the successor entity or replaced with a comparable option to purchase shares of the capital stock of the successor entity. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a reorganization for the foregoing purposes. Notwithstanding the foregoing, the provisions of this Section 4(h) shall be subject to Section 4(b).

          (i) DISSOLUTION OF COMPANY. In the event of the proposed dissolution or liquidation of the Company, the options granted hereunder shall terminate as of a date to be fixed by the Committee, provided that not less than thirty (30) days prior written notice of the date so fixed shall be given to the optionee, and the optionee shall have the right, during the period of thirty (30) days preceding such termination, to exercise his option. The foregoing notwithstanding, the provisions of this Section 4(i) shall be subject to Section 4(b) and shall be subject to Section 4(h) if the optionee receives notice under Section 4(h) at a time earlier than the notice provided for herein.

          (j) RIGHTS AS A STOCKHOLDER. The optionee shall have no rights as a shareholder with respect to any shares of Common Stock of the Company held under option until the date of issuance of the stock certificates to him for such shares. Except as provided in Section 4(g), no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

          (k) TIME OF GRANTING OPTIONS. The grant of an option shall occur only when a written option agreement substantially in the form of the Nonstatutory Stock Option Agreement, which is attached hereto marked "Exhibit A," shall have been duly executed and delivered by or on behalf of the Company and the person to whom such option shall be granted; provided, that the Date of Grant of an option shall be the date upon which the Committee approved such grant and such date shall be set forth as the Date of Grant in the Nonstatutory Stock Option Agreement.

          (l) STOCK LEGEND. Certificates evidencing shares of the Company's Common Stock purchased upon the exercise of options issued under the Plan shall be endorsed with a legend in substantially the following form, unless a registration statement relating to such shares has been declared effective under the Securities Act by the Securities and Exchange
     Commission:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, APPLICABLE STATE SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER.

     5.   ADMINISTRATION.

          (a) The Plan shall be administered by a Compensation Committee (the "Committee") consisting of not less than two (2) "non-employee directors" (as defined in Rule 16b-3 promulgated under the Exchange Act). The members of the Committee shall be appointed by the Board of Directors. The Board of Directors may, from time to time, remove members from or add members to the Committee. Vacancies in the Committee, however caused, shall be filled by the Board of Directors. The Committee shall select one of its members chairman and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board of Directors of the Company, may make such rules and regulations for the conduct of its business as it shall deem advisable. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by a majority of the members, and action so taken shall be fully as effective as if it had been taken by a vote of the majority of the members at a meeting duly called and held.

          (b) Subject to the express terms and conditions of the Plan, the Committee shall have full power to grant options under the Plan, to construe or interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration.

          (c) Subject to the provisions of Sections 3 and 4 hereof, the Committee may, from time to time, determine the persons that shall be granted options under the Plan, the number of Option Shares subject to each option and the exercise price, and the time or times at which options shall be granted and may be exercised.

          (d) The Committee shall report to the Board of Directors the names of persons granted options, the number of Option Shares subject to, and the terms and conditions of each option.

          (e) No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or to any option.

     6.   EFFECTIVE DATE AND TERMINATION.

          (a)  The effective date of the Plan is May 1, 1997.

          (b) The Plan shall terminate on the tenth anniversary of the effective date of the Plan; but the Board of Directors may terminate the Plan at any time prior thereto. Termination of the Plan shall not alter or impair, without the consent of the optionee, any of the rights or obligations of any optionee or his or her successors under any options outstanding and not exercised in full on the date of termination.

     7. AMENDMENTS. The Board of Directors of the Company may, from time to time, alter, amend, suspend, or discontinue the Plan, or alter or amend any and all option agreements granted thereunder.

     8. STATUS OF OPTIONS. Options granted pursuant to this Plan are not intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, and the terms of this Plan and options granted hereunder shall be so construed; nothing in this Plan shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that the options granted pursuant to this Plan are, or will be, determined to be Incentive Stock Options, within the meaning of Section 422 of the Code.

     9. USE OF PROCEEDS. The proceeds from the sale of Common Stock pursuant to the exercise of options will be used for the Company's general corporate purposes.

     10.  SECURITIES LAWS.

          (a) The Company shall not be obligated to issue any Option Shares pursuant to any option granted under the Plan at any time when the offering of the shares covered by such option have not been registered under the Securities Act, and such other state and federal laws, rules or regulations as the Company deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

          (b) It is intended that the Plan and any grant of an option made to a person subject to Section 16 of the Exchange Act, meet all of the requirements of Rule 16b-3, as currently in effect or as hereunder modified or amended ("Rule 16b-3"), promulgated under the Exchange Act. If any provision of the Plan or any such option would disqualify the Plan or such option under, or would otherwise not comply with, Rule 16b-3, such provision or option shall be construed or deemed amended to conform to Rule 16b-3.

                                   APPENDIX A

                    1997 NONSTATUTORY STOCK OPTION AGREEMENT

     Advance Paradigm, Inc. (the "Company"), in consideration of the value of the continuing services of ________________________________ (hereinafter called "Optionee"), which continuing services the grant of this option is designed to secure, and in consideration of the undertakings made herein by Optionee, and pursuant to its 1997 Nonstatutory Stock Option Plan (the "Plan"), hereby grants to Optionee an option, evidenced by this option agreement, exercisable for the period and upon the terms hereinafter set out, to purchase ___________________ (___________) shares of Common Stock ("Common Stock") of the Company at a price of $__________ per share.

     1.   TERM OF OPTION.

          (a) This option is granted as of ________________________ [THE DATE THE COMMITTEE MAKES THE GRANT] (sometimes hereinafter called the "Date of Grant") and will terminate and expire, to the extent not previously exercised, ten (10) years after the Date of Grant, or at such earlier time as may be specified in Sections 4 and 6 hereof.

          (b) Except as otherwise provided in this Option Agreement, Optionee shall have the right to acquire shares under this Option Agreement as follows:

                (i) As of the first anniversary of the Date of Grant and thereafter, Optionee may exercise rights to acquire 20% of the Option Shares;

               (ii) As of each of the second, third, fourth and fifth anniversaries of the Date of Grant and thereafter, Optionee may exercise rights to acquire an additional 20% of the Option Shares.

     2. ASSIGNABILITY OF OPTION. This option is transferable to the extent permitted under the Plan.

     3. MANNER OF EXERCISE. The Optionee (or other person entitled to exercise this option) shall purchase shares of stock of the Company subject hereto by the payment to the Company of the purchase price in full and the amount of employment tax and withholding tax due, if any, upon the exercise of the option (i) by certified or official bank check, (ii) by the delivery of a number of shares of Common Stock (plus cash if necessary) having a fair market value equal to the amount of such purchase price and employment and withholding tax, or (iii) by delivery of the equivalent thereof acceptable to the Company. Any employment or withholding tax due upon exercise of this option shall be, and shall remain, the responsibility of the Optionee (or such Optionee's estate or representative). This option may be exercised from time to time by written notice to the Company stating the full number of shares to be purchased and the time and delivery thereof, which shall be at least fifteen (15) days after the giving of notice unless an earlier date shall have been agreed upon between the Optionee (or other person entitled to exercise this option) and the Company, accompanied by full payment for the shares described in the first sentence of this Section 3. The Company will, as soon as is reasonably possible, notify the Optionee (or such Optionee's representative) of the amount of employment tax and other withholding tax, if any, that must be paid under federal, state and local law due to the exercise of the option. The Company shall have no obligation to deliver certificates for the shares purchased until the Optionee (or such Optionee's representative) pays to the Company the purchase price in full and the amount of employment tax and withholding tax specified in the Company's notice as described in this Section
3 by payment terms set forth in the first sentence of this Section 3. At the time of delivery, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this option) deliver at the principal office of the Company, or at such other place as shall be mutually agreed upon, a certificate or certificates for such shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it to comply with reasonable diligence with any requirements of law.

     4.   TERMINATION OF RELATIONSHIP.

          (a) If Optionee's service relationship with the Company (or an Affiliate) is terminated because Optionee dies or becomes disabled within the meaning of Section 105(d)(4) of the Code, this option shall continue to vest in accordance with the Plan and this option agreement for a period of twelve (12) months from the date of death or disability of Optionee, and Optionee, his estate or beneficiary shall have the right to exercise this option at any time within such twelve (12) month period (if otherwise within the term of the option). Notwithstanding the foregoing, the provisions of this Section 4(a) shall be subject to Sections 1(a) and 6 hereof, which may earlier terminate the option.

          (b) In the event that the Optionee retires from service from the Company and its Affiliates in accordance with the Company's (or its Affiliates') retirement policies in effect from time to time, this option shall continue to vest during the lifetime of the Optionee in accordance with the terms of the Plan and this Option Agreement and may be exercised at any time during the remaining term of the option. If Optionee dies subsequent to his retirement during the term of this option, this option shall continue to vest in accordance with the Plan and this option agreement and may be exercised within twelve (12) months of Optionee's death (if otherwise within the option period), but not thereafter. Notwithstanding the foregoing, the provisions of this Section 4(b) shall be subject to Sections 1(a) and 6, which may earlier terminate the option.

          (c) In the event that the service relationship between Optionee and the Company and its Affiliates terminates for any reason, and the provisions of Sections 4(a) and 4(b) hereof and Section 4(i) of the Plan do not apply, this option may be exercised, to the extent the option could be exercised immediately prior to such termination at any time within ninety
     (90) days after the date of such termination. Notwithstanding the foregoing, the provisions of this Section 4(c) shall be subject to Sections 1(a) and 6, which may earlier terminate the option.

     5. ADJUSTMENTS ON RECAPITALIZATION. The number of shares of Common Stock subject hereto and the option price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Common Stock resulting from the subdivision or consolidation of shares, or the payment of a stock dividend after the Date of Grant, or other decrease or increase in the shares of Common Stock outstanding effected without receipt of consideration by the Company, provided, however, that any options to purchase fractional shares resulting from such adjustments shall be eliminated.

     6. ADJUSTMENT OF OPTIONS UPON REORGANIZATION. If the Company shall at any time participate in a reorganization and (A) the Company is not the surviving entity or (B) the Company is the surviving entity and the stockholders of Common Stock are required to exchange their shares for property and/or securities, the Company shall give each optionee written notice of such fact on or before fifteen (15) days before such reorganization, and each option shall be exercisable in full after receipt of such notice and prior to such reorganization; however, options not exercised prior to such reorganization shall expire on the occurrence of such reorganization. In lieu of the foregoing, subject to the terms and conditions of the definitive reorganization documents, Optionee may elect to have his options assumed by the successor entity or replaced with a comparable option to purchase shares of the capital stock of the successor entity. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a reorganization for the foregoing purposes. Notwithstanding the foregoing, the provisions of this
Section 6 shall be subject to Section 1(a).

     7. SUBJECT TO PLAN. This option is subject to all the terms and conditions of the Plan, and specifically to the power of the Committee (as defined in the Plan) to make interpretations of the Plan and of options granted thereunder, and of the Board of Directors of the Company to alter, amend, suspend or discontinue the Plan. By acceptance hereof, Optionee acknowledges receipt of a copy of the Plan and recognizes and agrees that all determinations, interpretations or other actions respecting the Plan may be made by a majority of the Board of Directors of the Company or of the Committee, and that such determinations, interpretations or other actions are final, conclusive and binding upon all parties, including Optionee. Capitalized terms used but not otherwise defined in this option agreement shall have the meanings ascribed to them by the Plan.

     IN WITNESS WHEREOF, this Option Agreement is executed as of the _____ day of ________________________, 199___.


                                       ADVANCE PARADIGM, INC.


                                       By:
                                          -----------------------------------
                                       Title:
                                             --------------------------------

     The undersigned Optionee hereby accepts the benefits of the foregoing Nonstatutory Stock Option Agreement.



                                       -------------------------------------

                                       ------------------- , Optionee